SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) September 21, 2004



                                  Culp, Inc.
            (Exact Name of Registrant as Specified in its Charter)



     North Carolina                    0-12781                  56-1001967
--------------------------  ------------------------------  --------------------
     (State or Other          (Commission File Number)       (I.R.S. Employer
      Jurisdiction                                          Identification No.)
    of Incorporation)


                              101 South Main Street
                        High Point, North Carolina 27260
                      -------------------------------------
                         (Address of Principal Executive
                                    Offices)
                                   (Zip Code)


                                 (336) 889-5161
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
               ---------------------------------------------------
              (Former name or address, if changed from last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Culp, Inc. (the "Company") held its annual meeting of shareholders on September 21, 2004. In order to have a majority of its board of directors meet the definitions of independent director adopted by the Company and by regulatory authorities, there was a larger turnover of board members than at the Company's typical annual meeting. Effective with the annual meeting, Dr. Harry R. Culp resigned as a director of the Company. Dr. Culp does not meet the definition of independent director because he is the brother of Robert G. Culp, III, Chairman and Chief Executive Officer of the Company. At the annual meeting, five directors were elected to the Company's board As a result of those elections, a majority of the members of the Company's board of directors are now independent directors.

The Company issued a press release to announce the results of its annual meeting of shareholders, and a copy of that release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

      (c)   The following exhibits are filed as part of this report:

            99.1 -  Press Release dated September 21, 2004.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2004

                                Culp, Inc.

                                By:  /s/  Franklin N. Saxon
                                          -----------------
                                          Franklin N. Saxon
                                          President and Chief Operating Officer

                              EXHIBIT INDEX

Exhibit Number          Exhibit

   99.1                 Press Release dated September 21, 2004

Exhibit 99.1



                                 NEWS RELEASE
Contact:   Kathy J. Hardy
           Corporate Secretary
           (336) 888-6209

               CULP, INC. ANNOUNCES ELECTION OF NEW INDEPENDENT
               BOARD MEMBERS AT ANNUAL MEETING OF SHAREHOLDERS

HIGH POINT, N.C. (September 21, 2004) -- Culp, Inc. (NYSE: CFI) held its annual meeting of shareholders today in High Point, North Carolina. In the formal business conducted at the meeting, shareholders elected three directors to new three-year terms expiring with the 2007 annual meeting and two directors to fill vacancies with terms expiring in 2005. Howard L. Dunn, Jr., H. Bruce English and Kenneth W. McAllister were each re-elected to a three-year term. The Company also added two new directors, Jean L.P. Brunel and Kenneth R. Larson, who will fill the vacancies expiring in 2005.

      Mr. Brunel is the managing principal of Brunel Associates, a firm offering wealth management consulting services. Prior to starting his own firm he was chief investment officer-private asset management for U.S. Bancorp. Mr. Brunel spent the majority of his career in the investment management group of J.P. Morgan, where he worked in the U.S. and abroad from 1976 until his retirement in 1999. During his tenure with J.P. Morgan, he served in New York, Tokyo, Hong Kong, Singapore and Melbourne, in various investment and managerial capacities. Mr. Brunel is a graduate of Ecole des Hautes Etudes Commerciales in France and has an MBA from the Kellogg Graduate School of Management at Northwestern University. He is a Chartered Financial Analyst.

      Mr. Larson is owner, president and chief executive officer of Slumberland Furniture, a leading home furnishings retailer with 89 stores in a nine-state area in the Midwestern U.S. Mr. Larson and Slumberland have received numerous awards including 1995 Retailer of the Year by the National Home Furnishings Association, 1998 Entrepreneur of the Year by Ernst & Young in the retail category for Minnesota and North Dakota and the 2000 Integrity Award for Marketplace Ethics from the Better Business Bureau of Minnesota and North Dakota. Mr. Larson has served on the board of the National Home
Furnishings Association and has been active in a number of non-profit organizations.

      "We are very pleased to have Jean Brunel and Ken Larson join our board," commented Robert G. Culp, III, chairman and chief executive officer of Culp, Inc. "We believe that one requirement to be a great company is to have an experienced and dedicated board of directors. As independent directors, each of these individuals brings unique strengths to Culp's board.
 Both the extensive international experience of Jean Brunel and the retail home furnishings expertise of Ken Larson will be invaluable to the company and will strengthen an already outstanding group of directors. We look forward to working together to execute Culp's strategy to build shareholder value in today's global marketplace."

      Other directors of Culp, whose terms continue to future years,  include:
Robert G. Culp, III, Patrick B. Flavin, Patrick H. Norton and Franklin N. Saxon. In other action at today's meeting, shareholders ratified the selection of KPMG LLP as independent auditors for the current fiscal year ending May 1, 2005.

      Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

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